                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CUMETRIX DATA SYSTEMS CORP.:


    As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                          ARTHUR ANDERSEN LLP

Los Angeles, California


March 25, 1998